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                                                                     EXHIBIT 3.1


                                                                    LOYENS LOEFF


                                                           DEED OF INCORPORATION

NOTE ABOUT TRANSLATION:
-----------------------

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A DOCUMENT PREPARED IN DUTCH. IN PREPARING THIS DOCUMENT, AN ATTEMPT HAS BEEN MADE TO TRANSLATE AS LITERALLY AS POSSIBLE WITHOUT JEOPARDIZING THE OVERALL CONTINUITY OF THE TEXT. INEVITABLY, HOWEVER, DIFFERENCES MAY OCCUR IN TRANSLATION AND IF THEY DO, THE DUTCH TEXT WILL GOVERN BY LAW. IN THIS TRANSLATION, DUTCH LEGAL CONCEPTS ARE EXPRESSED IN ENGLISH TERMS AND NOT IN THEIR ORIGINAL DUTCH TERMS. THE CONCEPTS CONCERNED MAY NOT BE IDENTICAL TO CONCEPTS DESCRIBED BY THE ENGLISH TERMS AS SUCH TERMS MAY BE UNDERSTOOD UNDER THE LAWS OF OTHER JURISDICTIONS.

This day, the thirteenth day of April two thousand and one, there appeared before me, Gerard Cornelis van Eck, working in Rotterdam, hereinafter referred to as civil-law notary, legally deputizing for Ronald Pfeiffer, civil law notary in Rotterdam; Willem Ernest Pieter Gerbers, employed at 3012 CN Rotterdam, Weena 690, born at Rotterdam on the thirteenth day of November nineteen hundred and seventy-two, acting for the purposes thereof as attorney in writing of.

CC BEVERAGES HOLDINGS II B.V., a private company with limited liability under Dutch law, having its official seat at Amsterdam, the Netherlands (address: De Brauwweg 66, 3125 AE Schiedam, the Netherlands),

(hereinafter, the "INCORPORATOR").

The person appearing declared the following:

The incorporator hereby incorporates a private limited liability company under Dutch law ("besloten vennootschap met beperkte aansprakelijkheid") (hereinafter: the "COMPANY"), with the following Articles of Association

ARTICLES OF ASSOCIATION:

         DEFINITIONS.

In these Articles of Association the following words shall have the following meanings:


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                                                                    LOYENS LOEFF

a.       a "SHARE":

         a share in the capital of the Company;

b.       a "SHAREHOLDER":

         a holder of one or more Shares;

c.       the "SHAREHOLDERS' BODY":

         the body of the Company consisting of Shareholders entitled to vote;

d.       a "GENERAL MEETING OF SHAREHOLDERS":

         a meeting of Shareholders and other persons entitled to attend meetings of Shareholders;

e.       the "MANAGEMENT BOARD":

         the management board of the Company;

f.       "IN WRITING":

         by letter, by telecopier, by e-mail, or by message which is transmitted via any other current means of communications and which can be received in the written form;

g.       the "DISTRIBUTABLE EQUITY":

         the part of the Company's equity which exceeds the aggregate of the issued capital and the reserves which must be maintained pursuant to the law;

h.       a "COMPANY BODY":

         the Management Board of the Shareholders' Body.

     NAME AND OFFICIAL SEAT.

..1       The Company's name is:

         COCA-COLA HBC FINANCE B.V.
         --------------------------

     OBJECTS.

The objects of the Company are:

a.       to finance businesses and companies;

b. to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with aforementioned activities - in particular to issue



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         debt securities and to borrow from the public and from banks for the purpose of funding loans which will be made to related group companies;

c. to grant and to receive guarantees to and from businesses and companies with which the Company forms a group and on behalf of third parties - in particular to receive a guarantee from the Company's ultimate parent company, in respect of the Company's (future) debt obligations, including but not limited to debt obligations pursuant to syndicated loan borrowings and term note programs - to bind the Company and to pledge its assets for obligations of businesses and companies with which it forms a group and on behalf of third parties;

d. to trade in currencies, securities and items of property in general and in particular to transact and to book foreign exchange, interest rate and commodity hedges, for the business and companies with which the Company forms a group;

e. to perform any and all activities of an industrial, financial or commercial nature;

f. to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies;

g. to render advice and services to businesses and companies with which the Company forms a group and to third parties;

h. to develop and trade in patents, trade marks, licenses, know-how and other industrial property rights;

and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

     AUTHORIZED CAPITAL.

..1       The authorized capital of the Company equals ninety thousand Euro (EUR
         90,000.--).

..2       The authorized capital of the Company is divided into nine hundred
         (900) Shares with a nominal value of one hundred Euro (EUR 100.--) each.

..3       All Shares shall be registered.  No share certificates shall be issued.

     REGISTER OF SHAREHOLDERS.

..1       The Management Board shall keep a register of Shareholders in which the names and addresses of all Shareholders are recorded.


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                                                                    LOYENS LOEFF

..2       Section 2:194 of the Dutch Civil Code applies to the register of
         Shareholders.

     ISSUANCE OF SHARES.

..1       Shares may be issued pursuant to a resolution of the Shareholders'
         Body. The Shareholders' Body may transfer this authority to another Company Body and may also revoke such transfer.

..2       A resolution to issue Shares shall stipulate the issue price and the other conditions of issue.

..3       The issue of a Share shall furthermore require a notarial deed, to be executed for that purpose before a civil law notary registered in the Netherlands, to which deeds those involved in the issuance shall be parties.

..4       Upon issuance of Shares, each Shareholder shall have a right of pre-emption in proportion to the aggregate nominal value of his Shares, subject to the relevant limitations prescribed by law and the provisions of Article 6.5 hereof.

..5       Prior to each single issuance of Shares, the right of pre-emption may be limited or excluded by the Company Body competent to issue such Shares.

..6       The full nominal value of each Share must be paid upon issuance.

     OWN SHARES; REDUCTION OF THE ISSUED CAPITAL.

..1       The Company and its subsidiaries may acquire fully paid in Shares or depositary receipts thereof, with due observance of the limitations prescribed by law.

..2       The Company and its subsidiaries may grant loans with a view to a subscription for or an acquisition of Shares or depositary receipts thereof, but not in excess of the amount of the Company's distributable reserves.

..3       The Shareholders' Body may resolve to reduce the Company's issued capital in accordance with the relevant provisions prescribed by law.



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                                                                    LOYENS LOEFF


     TRANSFER OF SHARES.

..1       The transfer of a Share shall require a notaries deed, to be executed for that purpose before a civil law notary registered in the Netherlands, to which deed those involved in the transfer shall be parties.

..2       Unless the Company itself is party to the transfer, the rights attributable to the Share can only be exercised after the Company has acknowledged said transfer or said deed has been served upon it, in accordance with the relevant provisions of the law.

     BLOCKING CLAUSE.

..1       A transfer of one or more Shares can only be effected with due observance of the provisions set out in this Article, unless (i) all co-Shareholders have approved the intended transfer in writing, which approval shall then be valid for a period of three months, or (ii) the Shareholder concerned is obliged by law to transfer his Shares to a former Shareholder.

..2       A Shareholder wishing to transfer one or more of his Shares
         (hereinafter, the "Applicant") shall require the approval of the Shareholders' Body for such transfer. The request for approval shall be made by the Applicant by means of a written notification to the Management Board, stating the number of Shares he wishes to transfer and the person or persons to whom the Applicant wishes to transfer such Shares. The Management Board shall be obliged to convene and to hold a General Meeting of Shareholders to discuss the request for approval within six weeks from the date of receipt of the request. The contents of such request shall be stated in the convocation.

..3       Within a period of three months of the Shareholders' Body granting the approval requested, the Applicant may transfer the total number of the Shares to which the request relates, and not part thereof, to the person or persons named in the request.

..4       If:



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                                                                    LOYENS LOEFF


         a. the Shareholders' Body does not adopt a resolution regarding the request for approval within six weeks after the request has been received by the Management Board; or

         b. the approval has been refused without the Shareholders' Body having informed the Applicant, at the same time as the refusal, of one or more interested parties who are prepared to purchase all the Shares to which the request for approval relates for payment in cash (hereinafter; "INTERESTED PARTIES").

         the approval requested shall be considered to have been granted, in the event mentioned under a on the final day of the six week period mentioned under a. The Company shall only be entitled to act as an Interested Party with the consent of the Applicant.

..5       The Shares to which the request for approval relates can be purchased by the Interested Parties at a price to be mutually agreed between the Applicant and the Interested Parties or by one or more experts appointed by them. If they do not reach agreement on the price or the expert or experts, as the case may be, the price shall be set by one or more independent experts to be appointed on the request of one or more of the parties concerned by the chairman of the Chamber of Commerce and Factories at which the Company is registered in the Commercial Register. If an expert is appointed, he shall be authorized to inspect all books and records of the Company and to obtain all such information as will be useful to him in setting the price.

..6       Within one month of the price being set, the Interest Parties must give notice to the Management Board of the number of the Shares to which the request for approval relates they wish to purchase. An Interested Party who fails to submit notice within said term shall no longer be counted as an Interested Party. Once the notice mentioned in the preceding sentence has been given, an Interested Party can only withdraw with the consent of the other Interest Parties.


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                                                                    LOYENS LOEFF


..7       The Applicant may withdraw up to one month after the day to which he is informed to which Interested Party or Parties he can sell all the Shares to which the request for approval relates and at what price.

..8       All notifications and notices referred to in this Article shall be made by certified mail or against acknowledgement of receipt. The convocation of the General Meeting of Shareholders shall be made in accordance with the relevant provisions of these Articles of Association.

..9       All costs of the appointment of the expert or experts, as the case may be, and their determination of the price, shall be borne by:

         a.       the Applicant if he withdraws;

         b. the Applicant and the buyers for equal parts if the Shares have been purchased by one or more Interested Parties, provided that these costs shall be borne by the buyers in proportion to the number of Shares purchased;

         c.       the Company, in cases not provided for under a or b.

     PLEDGING OF SHARES AND USUFRUCT IN SHARES.

..1       The provisions of Article 8 of these Articles of Association shall apply by analogy to the creation or transfer of a usufruct in Shares.

..2       No rights of pledge can be created over Shares.

..3       If a usufruct in a Share is created or transferred, the voting rights attributable to such Share may not be assigned to the usufructuary.

     DEPOSITARY RECEIPTS FOR SHARES.

The Company shall not cooperate in the issuance of depositary receipts for Shares.

     MANAGEMENT BOARD MEMBERS.

..1       The Management Board shall consist of one or more members. Both individuals and legal entities can be Management Board members.

..2       Management Board members are appointed by the Shareholders' Body.



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                                                                    LOYENS LOEFF



..3       A Management Board member may be suspended or dismissed by the
         Shareholders' Body at any time.

..4       The authority to establish remuneration and other conditions of employment for Management Board members is vested in the Shareholders' Body.

     DUTIES, DECISION-MAKING PROCESS AND ALLOCATION OF DUTIES.

..1       The Management Board shall be entrusted with the management of the
         Company.

..2       The Management Board may establish rules regarding its decision-making process and working methods. In this context, the Management Board may also determine the duties for which each Management Board member in particular shall be responsible. The Shareholders' Body may resolve that such rules and allocation of duties must be put in writing and that such rules and allocation of duties shall be subject to its approval.

..3       Management Board resolutions may at all times be adopted in writing, provided the proposal concerned is submitted to all Management Board members then in office and none of them objects to this manner of adopting resolutions.

     REPRESENTATION; CONFLICTS OF INTEREST

..1       The Company shall be represented by the Management Board. Each
         Management Board member shall also be authorized to represent the Company.

..2       The Management Board may appoint officers with general or limited power to represent the Company. Each officer shall be competent to represent the Company, subject to the restrictions imposed on him. The Management Board shall determine each officer's title. Such officers shall be registered at the Commercial Register, indicating the scope of their power to represent the Company. The authority of an officer thus appointed may not extend to any transaction where the Company has a conflict of interest with the officer concerned or with one or more Management Board members.

..3       In the event of a conflict of interest between the Company and a
         Management Board member, the provisions of Article 14.1 hereof shall continue to apply


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                                                                    LOYENS LOEFF


         unimpaired unless the Shareholders' Body has appointed one or more other persons to represent the Company in the case at hand or in general in the event of such a conflict. A resolution of the Management Board with respect to a matter involving a conflict of interest with a Management Board member in a private capacity shall be subject to the approval of the Shareholders' Body, but the absence of such approval shall not affect the authority of the Management Board or its members to represent the Company.

     APPROVAL OF MANAGEMENT BOARD RESOLUTIONS.

..1       The Shareholders' Body may require Management Board resolutions to be subject to its approval. The Management Board shall be notified in writing of such resolutions, which shall be clearly specified.

..2       The absence of approval by the Shareholders' Body of a resolution referred to in this Article 15 shall not affect the authority of the Management Board or its members to represent the Company.

     VACANCY OR INABILITY TO ACT.

If a seat is vacant on the Management Board ('ontstentenis') or a Management Board member is unable to perform his duties ('belet'), the remaining Management Board members or member shall be temporarily entrusted with the management of the Company. If all seats in the Management Board are vacant or all Management Board members or the sole Management Board member, as the case may be, are unable to perform their duties, the management of the Company shall be temporarily entrusted to on or more persons designed for that purpose by the Shareholders' Body.

     FINANCIAL YEAR AND ANNUAL ACCOUNTS.

..1       The Company's financial year shall be the calendar year.

..2       Annually, not later than five months after the end of the financial year, unless by reason of special circumstances this period is extended by the Shareholders' Body by not more than six months, the Management Board shall prepare annual accounts.


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                                                                    LOYENS LOEFF


..3       Within the same period, the Management Board shall also deposit the annual report for inspection by the Shareholders, unless Section 2:396, subsection 6, first sentence, or Section 2:403 of the Dutch Civil Code applies to the Company.

..4       The annual accounts shall consist of a balance sheet, a profit and loss account and explanatory notes.

..5       The annual accounts shall be signed by the Management Board members. If the signature of one or more of them is missing, this shall be stated and reasons for this omission shall be given.

..6       The Company may, and if the law so requires shall, appoint an accountant to audit the annual accounts. Such appointment shall be made by the Shareholders' Body.

..7       The Shareholders' Body shall adopt the annual accounts.

..8       Adoption of the annual accounts shall serve to constitute a discharge of the Management Board members for the management pursued, insofar as such management is reflected in the annual accounts and/or the annual report. However, the Shareholders' Body may resolve that such discharge shall not be granted at all or not fully. The scope of a discharge granted shall be subject to limitations by virtue of the law.

     PROFITS AND DISTRIBUTIONS.

..1       The allocation of profits accrued in a financial year shall be determined by the Shareholders' Body.

..2       Distribution of profits shall be made after adoption of the annual accounts if permissible under the law given the contents of the annual accounts.

..3       The Shareholders' Body may resolve to make interim distributions and/or to make distributions at the expense of any reserve of the Company.

..4       Distributions may be made only up to an amount which does not exceed the amount of the Distributable Equity.


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                                                                    LOYENS LOEFF


     GENERAL MEETINGS OF SHAREHOLDERS.

..1       The annual General Meeting of Shareholders shall be held within six months after the end of the financial year.

..2       Other General Meetings of Shareholders shall be held as often as the
         Management Board deems such necessary.

..3       Shareholders representing in the aggregate at least one-tenth of the
         Company's issued capital may request the Management Board to convene a General Meeting of Shareholders, stating specifically the subjects to be discussed. If the Management Board has not given proper notice of a General Meeting of Shareholders within four weeks following receipt of such request such that the meeting can be held within six weeks after receipt of the request, the applicants shall be authorized to convene a meeting themselves.

     NOTICE, AGENDA AND VENUE OF MEETINGS.

..1       Notice of General Meetings of Shareholders shall be given by the
         Management Board, without prejudice to the provisions of Article 19.3 of these Articles of Association.

..2       Notice of the meeting shall be given no later than on the fifteenth day prior to the day of the meeting.

..3       The notice of the meeting shall specify the subjects to be discussed.
         Subjects which were not specified in such notice may be announced at a later date, with due observance of the term referred to in Article 20.2 hereof.

..4       The notice of the meeting shall be sent to the addresses of the
         Shareholders shown in the register of Shareholders.

..5       General Meetings of Shareholders are held in the municipality in which, according to these Articles of Association, the Company has its official seat. General Meetings of Shareholders may also be held elsewhere, but in that case valid resolutions of the Shareholders' Body may only be adopted if all of the Company's issued capital is represented.


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                                                                    LOYENS LOEFF

     ADMITTANCE AND RIGHTS AT MEETINGS.

..1       Each Shareholder shall be entitled to attend the General Meetings of
         Shareholders, to address the meeting and to exercise his voting rights. Shareholders may be represented in a meeting by a proxy authorized in writing.

..2       At a meeting, each person present with voting rights must sign the attendance list. The chairperson of the meeting may decide that the attendance list must also be signed by other persons present at the meeting.

..3       The Management Board members shall have the right to give advice in the
         General Meetings of Shareholders.

..4       The chairperson of the meeting shall decide on the admittance of other persons to the meeting.

     CHAIRPERSON AND SECRETARY OF THE MEETING.

..1       The chairperson of a General Meeting of Shareholders shall be appointed by a majority of the votes cast by the persons with voting rights present at the meeting.

..2       The chairperson of the meeting shall appoint a secretary for the meeting.

     MINUTES; RECORDING OF SHAREHOLDERS' RESOLUTIONS.

..1       The secretary of a General Meeting of Shareholders shall keep minutes of the proceedings at the meeting. The minutes shall be adopted by the chairperson and the secretary of the meeting and as evidence thereof shall be signed by them.

..2       The Management Board shall keep record of all resolutions adopted by the Shareholders' Body. If the Management Board is not represented at a meeting, the chairperson of the meeting shall ensure that the Management Board is provided with a transcript of the resolutions adopted, as soon as possible after the meeting. The records shall be deposited a the Company's office for inspection by the Shareholders. On application, each of them shall be provided with a copy of or an extract from the records.


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                                                                    LOYENS LOEFF


     ADOPTION OF RESOLUTIONS IN A MEETING.

..1       Each Share confers the right to cast one vote.

..2       To the extent that the law or these Articles of Association do not require a qualified majority, all resolutions of the Shareholders' Body shall be adopted by a majority for the votes cast.

..3       If there is a tie in voting, the proposal shall be deemed to have been rejected.

..4       If the formalities for convening and holding of General Meetings of
         Shareholders, as prescribed by law or these Articles of Association, have not been complied with, valid resolutions of the Shareholders' Body may only be adopted in a meeting, if in such meeting all of the Company's issued capital is represented and such resolution is carried by unanimous vote.

     ADOPTION OF RESOLUTIONS WITHOUT HOLDING MEETINGS.

..1       Resolutions of the Shareholders' Body may also be adopted in writing without holding a General Meeting of Shareholders, provided they are adopted by the unanimous vote of all Shareholders entitled to vote. The provisions of Article 21.3 of these Articles of Association shall apply by analogy.

..2       Each Shareholder must ensure that the Management Board is informed of the resolutions thus adopted as soon as possible in writing. The Management Board shall keep record of the resolutions adopted and it shall add such records to those referred to in Article 23.2 of these Articles of Association.

     AMENDMENT OF THE ARTICLES OF ASSOCIATION.

The Shareholders' Body may resolve to amend these Articles of Association. When a proposal to amend these Articles of Association is to be made at a General Meeting of Shareholders, the notice of such meeting must state so and a copy of the proposal, including the verbatim text thereof, shall be deposited and kept available at the Company's office for inspection by the Shareholders, until the conclusion of the meeting.


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                                                                    LOYENS LOEFF


     DISSOLUTION AND LIQUIDATION.

..1       The Company may be dissolved pursuant to a resolution to that effect by the Shareholders' Body. When a proposal to dissolve the company is to be made at a General Meeting of Shareholders, this must be stated in the notice of such meeting.

..2       If the Company is dissolved pursuant to a resolution of the
         Shareholders' Body, the Management Board members shall become liquidators of the dissolved Company's property.

..3       During liquidation, the provisions of these Articles of Association shall remain in force to the extent possible.

..4       The balance remaining after payment of the debts of the dissolved
         Company shall be transferred to the Shareholders in proportion to the aggregate nominal value of the Shares held by each.

..5       In addition, the liquidation shall be subject to the relevant provisions of Book 2, Title 1, of the Dutch Civil Code.


The first financial year of the Company shall end on the thirty-first day of December two thousand and one. This article shall cease to exist after the end of the first financial year.

FINAL PROVISIONS.

a. pertaining to the acquisition of assets which were owned by the Incorporator or shareholder of the Company, in either case within one year prior to incorporation of the Company or thereafter, and

b. which occur within the two-years period following registration of the Company with the Trade Register,

shall be subject to the provisions of Section 2:204c of the Dutch Civil Code.



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                                                                    LOYENS LOEFF


FINALLY, THE PERSON APPEARING, ACTING IN SAID CAPACITY, HAS DECLARED:

         a. at incorporation, the issued capital of the Company equals eighteen thousand Euro (EUR 18,000.--) and is divided into one hundred and eighty (180) shares with a nominal value of one hundred Euro (EUR 100.--) each (hereinafter, the "ISSUED SHARES"). All of the Issued Shares are hereby subscribed for by the Incorporator.

                  The Issued Shares are issued at par.

                  The Issued Shares have been paid for in cash. Payment in foreign currency was permitted. The documents which must be attached by virtue of Section 2:203a of the Dutch Civil Code have been attached to this deed (Annex). The Company hereby accepts the payments made for the Issued Shares.

         b.       The first Management Board member of the Company is:
                  MeesPierson Trust B.V., a private company with limited liability under Dutch law, having its official seat at Amsterdam, the Netherlands (address: Herengracht 548, 1017 GC Amsterdam).

STATEMENT OF NO OBJECTIONS.

On the draft of this deed a Statement of No Objections of the Dutch Ministry of Justice was granted on the twelfth day of April two thousand and one, under number B.V. 1.160.486.

The person appearing is known to me, civil law notary.

This deed, drawn up to be kept in the civil law notary's custody, was executed in Rotterdam on the date first above written.

Before reading out, a concise summary of the contents of this deed was given to the person appearing and clarified to him. He then declared that he had noted and agreed with the contents thereof and did not want a full reading thereof. Thereupon, after



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                                                                    LOYENS LOEFF


limited reading, this deed was signed by the person appearing and by me, civil law notary.



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